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                                                                   Exhibit 16.1
                      [McGLADREY & PULLEN, LLP LETTERHEAD]


Securities and Exchange Commission
Washington, DC 20549

We were previously the independent accountants for Duraswitch Industries, Inc. and on October 1, 1998, we reported on the financial statements of Duraswitch Industries, Inc. as of and for the period ended December 31, 1997. On December 28, 1998 we were dismissed as independent accountants of Duraswitch Industries, Inc.

We have read Duraswitch Industries, Inc.'s statements included in their Registration Statement Form SB-2, and we agree with such statements.





/s/ McGladrey & Pullen, LLP
McGLADREY & PULLEN, LLP